Exhibit 99.1

XWELL Announces Plan for Strategic Investment in Medical Spas to Advance Wellness and Beauty Offerings

$4M Private Placement Fuels Expansion, with Initial Acquisitions Planned by Year-End

NEW YORK, (March 13, 2025) – XWELL, Inc. (Nasdaq: XWEL) ("XWELL" or the "Company"), a pioneer in democratizing wellness, today announced plans to acquire select medical spas by the end of 2025, leveraging its recent $4 million private placement to expand into the high-growth wellness and beauty sector. This strategic move aligns with XWELL’s mission to “liberate wellness” by creating a seamless continuum of care, extending beyond airports and into metropolitan areas where demand for advanced beauty and wellness treatments is rising.

“The intersection of wellness and beauty is transforming the industry, and XWELL is poised to lead this evolution,” said XWELL CEO Ezra Ernst. “By acquiring and enhancing medical spas, we’re not only investing in a rapidly growing market but also ensuring that consumers have access to high-quality, science-backed wellness experiences. This expansion is a pivotal step in our vision to become the go-to nationwide brand for holistic self-care.”

XWELL will initially focus on select metropolitan areas with strong demand for medspa services, including Orlando, Austin, Texas, and Salt Lake City. Through these acquisitions, the Company aims to introduce state-of-the-art treatments, AI-driven personalization and innovative skincare solutions that align with today’s evolving wellness needs.

The global medical spa market is rapidly expanding as consumers increasingly seek non-invasive, results-driven treatments that enhance beauty, wellness and overall quality of life. XWELL’s approach will blend luxury with medical expertise and will offer a curated selection of high-impact treatments administered by certified professionals, which may include:

•	Facial Aesthetics & Skin Care Treatments – Customized facials, chemical peels, and microneedling to rejuvenate skin and improve complexion.
•	Injectables & Fillers – Botox, Dysport, and dermal fillers to address fine lines, wrinkles, volume loss, and facial contouring for a natural, youthful appearance.
•	Body Sculpting – Non-invasive treatments such as CoolSculpting and radiofrequency skin tightening, helping clients achieve their desired body shape without the need for surgery.
•	Laser Therapies – State-of-the-art laser treatments for skin resurfacing, hair removal, and pigmentation correction, ensuring clients receive safe and effective results.
•	Massage & Relaxation Therapies – A variety of therapeutic massages to improve circulation, reduce stress, and promote relaxation and wellness.
•	Wellness and Recovery Services – Including IV hydration therapy, vitamin shots, and other restorative treatments to help clients optimize their health and well-being.
•	Weight Loss Management – Achieve weight loss goals with physician-guided treatments, including FDA-approved medications designed to support safe and effective results. Personalized plans help optimize appetite control, metabolism, and overall wellness.

This move is part of XWELL’s long-term strategy to establish a nationwide presence in beauty and wellness, delivering cutting-edge self-care solutions that prioritize health, confidence, and well-being.

For more information on XWELL’s offerings, visit www.XWELL.com.

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a leading global wellness holding company operating multiple brands: XWELL™, Xpres Spa®, Treat™, Naples Wax Center®, XpresCheck® and HyperPointe™.

•	Xpres Spa is a leading retailer of wellness services and related products.
•	Naples Wax Center is a group of upscale skin care boutiques.
•	XpresCheck, in partnership with the CDC and Ginkgo Biosecurity, conducts biosurveillance monitoring in its airport locations.
•	HyperPointe is a leading digital healthcare and data analytics relationship company serving the global healthcare industry.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the anticipated use of proceeds from the private placement. Forward-looking statements relating to expectations about future results or events are based upon information available to XWELL as of the date of this press release, and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.